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                                                                 EXHIBIT 10.4(b)


                     CHANGE-IN-CONTROL SEVERANCE AGREEMENT

         THIS AGREEMENT entered into this ___ day of __________, 1997, by and between HCB Bancshares, Inc. (the "Company") and William Lyon (the "Employee"), effective on the date (the "Effective Date") this agreement is executed.

         WHEREAS, the Employee has heretofore been employed by Heartland Community Bank (the "Bank") as an executive officer, and the Company deems it to be in its best interest to enter into this Agreement as additional incentive to the Employee to continue as an executive employee of the Bank; and

         WHEREAS, the parties desire by this writing to set forth their understanding as to their respective rights and obligations in the event a change of control occurs with respect to the Bank or the Company.

         NOW, THEREFORE, the undersigned parties AGREE as follows:

         1.      Defined Terms

                 When used anywhere in the Agreement, the following terms shall have the meaning set forth herein.

         (a) "Affiliate" shall mean any "parent corporation" or "subsidiary corporation" of the Bank, as the terms are defined in Section 424(e) and (f), respectively, of the Code.

         (b)     A "Change in Control" shall be deemed to have occurred if:

                 (i) as a result of, or in connection with, any initial public offering, tender offer or exchange offer, merger or other business combination, sale of assets or contested election, any combination of the foregoing transactions, or any similar transaction, the persons who were non-employee directors of the Company or the Bank before such transaction cease to constitute a majority of the Board of Directors of the Company or the Bank or any successor to the Company or the Bank;

                 (ii) the Company or the Bank transfers substantially all of its assets to another corporation which is not an Affiliate of the Company;

                 (iii) the Company sells substantially all of the assets an Affiliate which accounted for 50% or more of the controlled group's assets immediately prior to such sale;

                 (iv) any "person" including a "group" is or becomes the "beneficial owner", directly or indirectly, of securities of the Company or the Bank representing twenty-five percent (25%) or more of the combined voting power of the Company or the Bank's
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         outstanding securities (with the terms in quotation marks having the meaning set forth under the federal securities laws); or

                 (v) the Company or the Bank is merged or consolidated with another corporation and, as a result of the merger or consolidation, less than seventy percent (70%) of the outstanding voting securities of the surviving or resulting corporation is owned in the aggregate by the former stockholders of the Company or the Bank.

         Notwithstanding the foregoing, a "Change in Control" shall not be deemed to occur solely by reason of a transaction in which the Bank converts to the stock form of organization, or creates an independent holding company in connection therewith.

         (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and as interpreted through applicable rulings and regulations in effect from time to time.

         (d) "Code Section 280G Maximum" shall mean product of 2.99 and his "base amount" as defined in Code Section 280G(b)(3).

         (e) "Good Reason" shall mean any of the following events, which has not been consented to in advance by the Employee in writing: (i) the requirement that the Employee move his personal residence, or perform his principal executive functions, more than thirty (30) miles from his primary office as of the date of the Change in Control; (ii) a material reduction in the Employee's base compensation on the date of the Change in Control or as the same may be increased from time to time; (iii) the failure by the Bank or the Company to continue to provide the Employee with compensation and benefits provided for on the date of the Change in Control, as the same may be increased from time to time, or with benefits substantially similar to those provided to him under any of the employee benefit plans in which the Employee now or hereafter becomes a participant, or the taking of any action by the Bank or the Company which would directly or indirectly reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by him at the time of the Change in Control; (iv) the assignment to the Employee of duties and responsibilities materially different from those normally associated with his position; (v) a failure to elect or reelect the Employee to the Board of Directors of the Bank or the Company, if the Employee is serving on such Board on the date of the Change in Control; (vi) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with his employment with the Bank or the Company; or (vii) a material reduction in the secretarial or other administrative support of the Employee.

         (f) "Just Cause" shall mean, in the good faith determination of the Bank's Board of Directors, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. No act, or failure to act, on the Employee's part shall be considered "willful" unless





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he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Bank and the Company.

         (g) "Protected Period" shall mean the period that begins on the date one year before a Change in Control and ends on the closing date of the Change in Control.

         2.      Trigger Events

         The Employee shall be entitled to collect the severance benefits set forth in Section 3 of this Agreement in the event that (i) a Change in Control occurs, or, (ii) the Bank, the Company, or their successor(s) in interest terminate the Employee's employment for any reason other than Just Cause during the Protected Period.

         3.      Amount of Severance Benefit

         If the Employee becomes entitled to collect severance benefits pursuant to Section 2 hereof, the Company shall, if not paid by the Bank pursuant to the severance agreement between the Employee and the Bank, pay the Employee a severance benefit equal to the difference between the Code Section 280G Maximum and the sum of any other "parachute payments" as defined under Code Section 280G(b)(2) that the Employee receives on account of the Change in Control. Said sum shall be paid in one lump sum within ten (10) days of the later of the date of the Change in Control and the Employee's last day of employment with the Bank or the Company, provided that the Employee may elect at any time or before becoming entitled to collect benefits hereunder, to have such benefits be paid in substantially equal installments over a period of up to 10 years.

         In the event that the Employee and the Company agree that the Employee has collected an amount exceeding the Code Section 280G Maximum, the parties may jointly agree in writing that such excess shall be treated as a loan ab initio which the Employee shall repay to the Company, on terms and conditions mutually agreeable to the parties, together with interest at the applicable federal rate provided for in Section 7872(f)(2)(B) of the Code.

         4. Term of the Agreement. This Agreement shall remain in effect for the period commencing on the Effective Date and ending on the earlier of
(i) the date 36 months after the Effective Date, and (ii) the date on which the Employee terminates employment with the Company; provided that the Employee's rights hereunder shall continue following the termination of this employment with the Company under any of the circumstances described in Section 2 hereof. Additionally, on each annual anniversary date from the Effective Date, the term of this Agreement shall be extended for an additional one-year period beyond the then effective expiration date provided the Board of Directors of the Company determines in a duly adopted resolution that the performance of the Employee has met the requirements and standards of the respective Boards, and that this Agreement shall be extended.





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         5.      Termination or Suspension Under Federal Law.  Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

         6.      Expense Reimbursement.

                 In the event that any dispute arises between the Employee and the Company as to the terms or interpretation of this Agreement, whether instituted by formal legal proceedings or otherwise, including any action that the Employee takes to enforce the terms of this Agreement or to defend against any action taken by the Company, the Employee shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided that the Employee shall obtain a final judgement in favor of the Employee in a court of competent jurisdiction or in binding arbitration under the rules of the American Arbitration Association. Such reimbursement shall be paid within ten (10) days of Employee's furnishing to the Company written evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by the Employee.

         7.      Successors and Assigns.

                 (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank or Company.

                 (b) Since the Company is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Company.

         8. Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

         9. Applicable Law. Except to the extent preempted by Federal law, the laws of the State of Arkansas shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

         10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         11. Entire Agreement. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.





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         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.



ATTEST:                                     HCB BANCSHARES, INC.


                                            By:
-------------------------                       -------------------------------
Secretary                                       Its Chairman of the Board





WITNESS:



-------------------------                   --------------------------
                                            William Lyon





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